Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Announces $50 Million Accelerated Share Repurchase Program

SALT LAKE CITY, Nov. 19, 2018 – Myriad Genetics, Inc. (NASDAQ: MYGN), a global leader in personalized medicine, today announced that the company has entered into an accelerated share repurchase (“ASR”) agreement with Bank of America, N.A. under which the company will repurchase approximately $50 million of its common stock. Myriad currently has approximately $161 million remaining on its existing share repurchase authorization which has been approved by the company’s board of directors.

“We remain highly confident in the future growth prospects for the company and believe repurchasing shares at current levels will generate a very attractive return on invested capital,” said R. Bryan Riggsbee, chief financial officer, Myriad Genetics. “Given our strong balance sheet, we continue to be flexible in our capital deployment, and while we prioritize strategic acquisitions, we will opportunistically consider share repurchases if stock valuation is inconsistent with long-term fundamentals.”

Under the ASR program, Myriad will pay an aggregate of approximately $50 million to Bank of America, N.A. to repurchase a number of shares that will be based on a discount to the volume-weighted average share price of its common stock over the course of a valuation period.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on five strategic imperatives: build upon a solid hereditary cancer foundation, growing new product volume, expanding reimbursement coverage for new products, increasing RNA kit revenue internationally and improving profitability with Elevate 2020. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com. Follow Myriad on Twitter via @MyriadGenetics.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, EndoPredict, Vectra, GeneSight, riskScore, Prolaris, ForeSight and Prelude are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the commencement and completion of the repurchase of an additional $50 million shares of the Company’s common stock through an accelerated share repurchase (ASR) program; the purchase price of the shares acquired pursuant to the ASR agreement; the timing and duration of the ASR program; the number of shares that will be repurchased being based on a discount to the average volume-weighted average share price of the Company’s common stock over the course of a valuation period; the future growth prospects of the Company; the Company’s belief that repurchasing shares at current levels will generate a very attractive return on invested capital; the Company’s flexibility in its capital deployment; the Company’s prioritization of strategic acquisitions; the Company opportunistically considering additional share repurchases if the Company perceives its stock valuation to be inconsistent with long-term fundamentals; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of Assurex, Crescendo, Sividon and Counsyl; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that we may be unable to comply with financial operating covenants under our credit or lending agreements; the risk that we will be unable to pay, when due, amounts due under our credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our most recent Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

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